EXHIBIT 99.1


                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                         Contact:      DANIEL L. KRIEGER,
                                                            CHAIRMAN & PRESIDENT
                                                                    OR
                                                            JOHN P. NELSON
                                                            VICE PRESIDENT & CFO

                                                            (515) 232-6251


JANUARY 23, 2004

                            AMES NATIONAL CORPORATION
                                    ANNOUNCES
                        2003 AND FOURTH QUARTER EARNINGS

         As of December 31, 2003, record numbers were posted for net income, total assets, deposits, loans, and capital. Net income for the year ended December 31, 2003 increased 2.5% and totaled $11,625,000 or $3.71 per share compared to 2002 results of $11,340,000 or $3.63 per share. The improvement in net income is the result of higher net interest income, secondary market fees and security gains which was partially offset by higher non interest expense.

         Return on average assets for 2003 and 2002 was 1.60% and 1.78%, respectively, while the return on equity for the same periods equaled 11.16% and 11.54%, respectively. The efficiency ratio for the year ending December 31, 2003 was 47.18% compared to 44.64% for the previous year. Increased salaries and employee benefits were the primary reason for the increase in non interest expense.

         Net income for the quarter ended December 31, 2003 was $2,864,000, 5.9% higher than the $2,706,000 earned in the fourth quarter last year. Earnings per share were $.91 for the quarter compared to $.87 for the same period in 2002. The increase in quarterly earnings can be primarily attributed to higher net interest income and lower provision for loan losses expense which was partially offset by increased salary and benefit expenses, lower secondary market fees, and decreased security gains.

         Return on average assets was 1.52% this quarter compared to 1.65% in fourth quarter 2002. Return on average equity was 10.83% for the three months ended December 31, 2003 which was slightly higher than the 10.71% posted a year ago. The efficiency ratio for fourth quarter was 49.66% compared to 47.09% for the same period last year. Increased salaries and employee benefits were the largest contributor to the increase in non interest expense.

         Deposits increased to $619,549,000 as of year end 2003, a 12.5% increase over the $550,622,000 as of year end 2002. The increase in certificates of deposits balances totaled $30,037,000 while interest bearing checking accounts increased $16,983,000. United Bank & Trust's deposit growth represented $36,997,000 of the total increase.

         Loans rose 7.9% to $355,533,000, a $25,940,000 increase over year end 2002. Commercial real estate loans originated by United Bank & Trust accounted for most of the portfolio growth. The allowance for loan losses as of December 31, 2003 totaled $6,051,000 compared to $5,758,000 for December 31, 2002. Net charge-offs for the year ended December 31, 2003 were $352,000 compared to $376,000 for the previous year.

         Year end capital rose 5.8% to $107,325,000 compared to $101,523,000 on December 31, 2002. Included in capital are unrealized gains on securities available for sale which amounted to $8,916,000 this period compared to $7,819,000 for the same quarter last year. Capital represented over 14% of total assets at the end of 2003.

         Company stock, which is listed on the Bulletin Board under the symbol ATLO, closed at $58.25 on December 31, 2003. During fourth quarter, the price ranged from $57.00 to $59.75. The fourth quarter dividend paid was $.46 per share compared to $.44 per share paid in the same period a year ago.

         United Bank & Trust, Marshalltown, Iowa, the de novo started in mid 2002, continues to make progress and has exceeded projected deposit and loan numbers for the year.

     Ames National  Corporation  affiliate  Iowa banks are First  National Bank,
Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co., Nevada; Randall-Story State Bank, Story City; and United Bank & Trust, Marshalltown.

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

         This news release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties. A number of factors, many of which are beyond the Company's control, could cause actual conditions to differ significantly from those described in forward-looking statements. Such risks and uncertainties with respect to the Company include those related to the economic environment, particularly in the areas in which the Company and the Banks operate, competitive products and pricing, fiscal and monetary policies of the U.S. government, changes in governmental regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management and asset/liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.



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

                   AMES NATIONAL CORPORATION AND SUBSIDIARIES

                           Consolidated Balance Sheets
                                   (unaudited)

                                                       December 31,    December 31,
                                Assets                     2003            2002
                                                       ----------------------------
Cash and due from banks ............................   $ 31,982,144    $ 51,688,784
Federal funds sold .................................     20,380,000      32,500,000
Interest bearing deposits in financial institutions       6,363,538       1,000,000
Securities available-for-sale ......................    323,115,914     244,575,026
Loans held for sale ................................        859,139       2,713,446
Loans receivable, net ..............................    355,533,119     329,593,052
Bank premises and equipment, net ...................      8,377,807       8,726,397
Accrued income receivable ..........................      5,842,247       5,849,017
Other assets .......................................        332,556         582,849
                                                       ----------------------------
           Total assets ............................   $752,786,464    $677,228,570
                                                       ============================

          Liabilities and Stockholders' Equity

Deposits:
   Demand ..........................................   $ 71,372,534    $ 62,557,937
   NOW accounts ....................................    138,308,140     121,325,104
   Savings and money market ........................    166,387,319     153,296,259
   Time, $100,000 and over .........................     69,486,570      54,564,283
   Other time ......................................    173,993,964     158,878,796
                                                       ----------------------------
           Total deposits ..........................    619,548,527     550,622,379

Federal funds purchased and securities sold under
agreements to repurchase ...........................     18,198,403      18,325,574
Dividends payable ..................................      1,441,204       1,376,752
Deferred taxes .....................................      3,238,665       2,879,057
Accrued interest and other liabilities .............      3,034,670       2,501,952
                                                       ----------------------------

           Total liabilities .......................    645,461,469     575,705,714
                                                       ----------------------------
Stockholders' Equity:
   Common stock, $5 par value; authorized 6,000,000
     shares;issued 2003 and 2002 3,153,230 shares;
     outstanding 2003
     3,133053 shares, 2002 3,128,982 shares ........     15,766,150      15,766,150
   Additional paid-in capital ......................     25,351,979      25,354,014
   Retained earnings ...............................     58,400,660      53,917,544
     Treasury stock, at cost; 2003 20,177 shares,
     2002 24,248 shares ............................     (1,109,735)     (1,333,640)
   Accumulated other comprehensive income -
     net unrealized gain on securities
     available-for-sale ............................      8,915,941       7,818,788
                                                       ----------------------------
           Total stockholders' equity ..............    107,324,995     101,522,856
                                                       ----------------------------

                                                       $752,786,464    $677,228,570
                                                       ============================

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



                              AMES NATIONAL CORPORATION AND SUBSIDIARIES

                                   Consolidated Statements of Income
                                              (unaudited)

                                                Three Months Ended         Twelve Months Ended
                                                   December 31,                December 31,
                                             -----------------------------------------------------

Interest and dividend income:
  Loans, including fees .................... $ 5,413,257   $ 5,745,208   $22,197,335   $23,207,184
  Securities:
    Taxable ................................   1,992,467     1,934,834     7,510,671     7,931,041
    Tax-exempt .............................   1,051,491       764,033     3,604,641     2,938,423
  Federal funds sold .......................      93,338       172,018       628,203       810,675
  Dividends ................................     354,787       336,505     1,372,890     1,383,350
                                              ----------------------------------------------------

        Total interest income ..............   8,905,340     8,952,598    35,313,740    36,270,673
                                              ----------------------------------------------------
Interest expense:
  Deposits .................................   2,380,561     2,689,839    10,045,178    11,397,125
  Other borrowed funds .....................      77,535        70,062       293,604       265,845
                                              ----------------------------------------------------

        Total interest expense .............   2,458,096     2,759,901    10,338,782    11,662,970
                                              ----------------------------------------------------

        Net interest income ................   6,447,244     6,192,697    24,974,958    24,607,703

Provision for loan losses ....................   132,707       392,307       645,447       688,431
                                              ----------------------------------------------------

        Net interest income after
           provision for loan losses .......   6,314,537     5,800,390    24,329,511    23,919,272
                                              ----------------------------------------------------

Noninterest income:
  Trust department income ..................     343,840       235,131     1,225,099     1,032,500
  Service fees .............................     376,474       391,379     1,513,964     1,492,344
  Securities gains, net ....................     209,090       327,501     1,395,320       889,923
  Loan and secondary market fees ...........     217,337       329,298     1,155,311       739,907
  Other ....................................     249,566       347,182     1,145,781       980,140
                                              ----------------------------------------------------

        Total noninterest income ...........   1,396,307     1,630,491     6,435,475     5,134,814
                                              ----------------------------------------------------

Noninterest expense:
  Salaries and employee benefits ...........   2,345,763     2,129,020     9,044,896     8,074,181
  Data processing ..........................     598,708       651,306     2,188,488     1,934,006
  Occupancy expenses .......................     246,530       272,089     1,088,438       927,287
  Other operating expenses .................     704,011       629,679     2,497,692     2,340,098
                                              ----------------------------------------------------

        Total noninterest expense ..........   3,895,012     3,682,094    14,819,514    13,275,572
                                              ----------------------------------------------------
        Income before income taxes .........   3,815,832     3,748,787    15,945,472    15,778,514


Income tax expense ...........................   951,342     1,042,797     4,320,787     4,438,376
                                              ----------------------------------------------------
        Net income .........................  $2,864,490    $2,705,990   $11,624,685   $11,340,138
                                              ====================================================

Basic and diluted earnings per share .......  $     0.91    $     0.87   $      3.71   $      3.63
                                              ====================================================

Declared dividends per share ...............  $     0.46    $     0.44   $      2.28   $      2.18
                                              ====================================================


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